UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
______________________________________________

Date of Report (Date of earliest event reported): April 15, 2011

TELTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17893	59-2937938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2511 CORPORATE WAY PALMETTO, FLORIDA 34221
(Address of principal executive offices, including zip code)

(941) 753-5000
Registrant's telephone number, including area code:

2510 Whitfield Industrial Way, Sarasota, Florida 34221
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The Company is negotiating a possible transaction under which it could sell a portion of its maintenance contracts including the New York City Department of Education to a third party.  The decision to negotiate the possible transaction was made to raise additional capital that will allow the Company to focus on its core products.  The possible sale is subject to negotiation and execution of an Asset Purchase Agreement with no assurance that an Asset Purchase Agreement will be executed or if executed, the possible sale will occur.  The Company is expected to continue to sell new systems and upgrades to the New York City Department of Education.

Our Annual Report on Form 10-K for the year ended December 31, 2010 will be filed late.  We need additional time to finalize our annual Report on Form 10-K.  At this time, we are uncertain when we will be in a position to file our annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELTRONICS, INC. (Registrant)
Date: April 18, 2011	By: /s/ Ewen R. Cameron
Ewen R. Cameron President and Chief Executive Officer